SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 21, 2008

MOST HOME CORP.
(Exact name of Registrant as specified in its charter)

Nevada (State of Incorporation)	0-29067 (Commission File No.)	98-0173359 (I.R.S. Employer Identification No.)
Unit 1- 11491 Kingston Street, Maple Ridge, British Columbia, Canada V2X 0Y6 (Address of principal executive office, including Zip Code)
Registrant's telephone number, including area code: (604) 460-7634

Item 3.02 Unregistered Sales of Equity Securities

On December 12, 2007, the Company entered into an agreement with an accredited investor to sell up to 1,200,000 shares of common stock and 1,200,000 share purchase warrants for total proceeds of $300,000, at a price of $0.25 per unit of share and warrant. Each warrant entitles the investor to purchase one additional common share at an exercise price of $0.40 per share for a period of three years.

The Company has received $150,000 as of February 26, 2007. The investor has agreed to pay an additional $150,000 by the end of March 2008. We will only issue securities upon receipt of the remaining $150,000, and we will be issuing the securities for the payment presently received.

We did not pay any commission in connection with the private placement. The units were sold to the accredited investors pursuant to Regulation 506 under the Securities Act of 1933, as amended. All securities issued were issued as "restricted securities" and were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act. No general solicitation or general advertising was conducted in connection with the sales of the shares.

On January 7, 2008, the Company entered into an agreement with two accredited investors to sell up to 800,000 shares of common stock and 800,000 share purchase warrants for total proceeds of $200,000, at a price of $0.25 per unit of share and warrant. Each warrant entitles the investor to purchase one additional common share at an exercise price of $0.40 per share for a period of three years.

The Company has received the full amount of $200,000 and will be issuing the securities once the proper paperwork are completed.

We did not pay any commission in connection with the private placement. The units were sold to the accredited investors pursuant to Regulation 506 under the Securities Act of 1933, as amended. All securities issued were issued as "restricted securities" and were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act. No general solicitation or general advertising was conducted in connection with the sales of the shares.

On February 22, 2008, the Company issued 1,845,046 common shares to Netupdate, Inc. pursuant to a closing of an Asset Purchase Agreement entered into on January 11, 2008 for the purchase of the operating assets of Netupdate, Inc. The shares were issued to an accredited investor pursuant to Regulation 506 under the Securities Act of 1933, as amended. All securities issued were issued as "restricted securities" and were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act. No general solicitation or general advertising was conducted in connection with the sales of the shares.

Item 5.02 Compensatory Arrangements of Certain Officers

On February 21, 2008, Board of Directors of the Company approved of the increase to the annual compensation payable to Jim Secord, President of Most Home Real Estate Services Inc., the Company's wholly owned operating subsidiary. Mr. Secord's annual compensation is increased to from $132,000 to $150,000, such increase to take effect January 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MOST HOME CORP.
Date: March 4, 2008	By: /s/ Michael Schutz Michael Schutz, Chief Financial Officer